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                                                                   Exhibit 3-287
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

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                    WARWICK ASSOCIATES OF RHODE ISLAND, L.P.


   This Certificate of Limited Partnership is being executed on October 12, 1995, for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

   NOW THEREFORE, the undersigned hereby certifies as follows:

   1. Name. The name of the limited partnership is Warwick Associates of Rhode Island, L.P. (the "Partnership").

   2. Registered Office and Registered Agent. The registered office of the Partnership in the State of Delaware is located at 15 East North Street, Dover, Delaware 19901. The name of the registered agent of the Partnership for service of process at such address is United Corporate Services, Inc.

   3. Name and Business address of General Partner. The name of the general partner is Health Resources of Warwick, Inc., a Delaware corporation, having a mailing address of 411 Hackensack Avenue, Hackensack, New Jersey 07601.

   IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed on the day and year first above written.

                            GENERAL PARTNER:

                            Health Resources of Warwick, Inc.

                         By:  /s/ Stephen R. Baker
                              --------------------------------------------------
                              Stephen R. Baker
                              Vice President

                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM 10/12/1995
                                                       950235285 - 2551539

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     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
 FILED 10:00 AM 06/02/1998
    981210481 - 2551539

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                    WARWICK ASSOCIATES OF RHODE ISLAND, L.P.


   The undersigned, desiring to amend the Certificate of Limited Partnership of Warwick Associates of Rhode Island, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership act of the State of Delaware, does hereby certify as follows:

   FIRST: The name of the Limited Partnership is Warwick Associates of Rhode Island, L.P.

   SECOND: Article Two of the Certificate of Limited Partnership shall be amended as follows:

   "The Partnerships registered office in the State of Delaware is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801. The registered agent of the Partnership for service at such address is The Corporation Trust Company."

   IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this Fifteenth day of May, 1998.

                           Warwick Associates of Rhode Island, L.P.

                       By: /s/ James V. McKeon
                           -----------------------------------------------------
                           ***Name of General Partner***
                           James V. McKeon, V.P. of Health
                           Resources of Warwick, Inc., The
                           General Partner of Warwick Associates
                           of Rhode Island, L.P.

(DEL. - LP 3040 - 5/23/95)


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                               STATE OF DELAWARE
                         CERTIFICATE TO RESTORE TO GOOD
                    STANDING A DELAWARE LIMITED PARTNERSHIP
                      (Pursuant to Title 6, Sec. 17-1109)


1.   Name of Limited Partnership:
     WARWICK ASSOCIATES OF RHODE ISLAND, L.P.

2.   Date of original filing with Delaware Secretary of State:
     October 12, 1995

I, Health Resources of Warwick, Inc., the general partner of the above-named limited partnership do hereby certify that this limited partnership is paying all annual taxes, penalties, and interest due to the State of Delaware.

I do hereby request this limited partnership be restored to Good Standing.

                     BY:  Health Resources of Warwick, Inc., the
                          general partner of Warwick Associates of
                          Rhode Island, L. P.,

                          /s/ James V. McKeon
                          ------------------------------------------------------
                          James V. McKeon
                          Vice President, Corporate Controller and
                          Assistant Treasurer

     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
 FILED 04:30 PM 06/30/1999
    991269370 - 2551539